Connecticut General Equity Properties - I Limited Partnership     Exhibit 10(m)

             DEPOSIT RECEIPT AND REAL ESTATE PURCHASE CONTRACT



                           Phoenix      , Arizona   February 22  , 19  94
Received from   Solman Brothers Leasing, an Arizona Corporation
("Purchaser"), the sum of   Twenty Five Thousand and no/100-------
Dollars ($  25,000.00  ) in the form of   a check to be deposited in Escrow
upon acceptance from Seller  , as an earnest money deposit on account of
the purchase price of   One Million One Hundred Fifteen Thousand One
Hundred and no/100-------  Dollars ($  1,115,100.00  ) for that certain property
situated in the City of   Phoenix  , County of   Maricopa  , State
of Arizona, and described as follows(the "Property"):
                    3148-3154 North 34th Drive
                    Westside Industrial Building 1 & 2
                    Parcel Numbers:  108-03-063,064,065

Flood Zone:  No   X      Yes         (Attach Form 5230)

TERMS OF SALE:

1. The deposit shall be immediately deposited into escrow with the below-named Escrow Holder. The remainder of the purchase price shall be paid as follows:

               $25,000.00     Earnest Money Deposit
            $1,090,100.00     Cash Payable at Close of Escrow
            $1,115,100.00     Total Sales Price
2.   Upon mutual execution of this Contract, the parties shall execute
     instructions to   First American Title Insurance Company   (the
     "Escrow Holder"), to consummate the purchase in accordance with the terms and provisions hereof. The provisions hereof shall constitute joint instructions to the Escrow Holder; provided, however, that the parties shall execute such additional instructions as they may agree upon or as requested by the Escrow Holder not inconsistent with the provisions hereof. Said escrow shall provide for a closing of on or before May 2 , 19 94 . Escrow fees shall be paid by Purchaser.

3. As soon as reasonably possible following opening of escrow, Purchaser shall pay and furnish to Seller a Preliminary Title Report on the Property, together with full copies of all exceptions of record set forth therein ("Exceptions"), including but not limited to covenants, conditions, restrictions, reservations, easements, rights and rights of way of record, assessments, liens and other matters of record. Purchaser shall have ten (10) days after receipt of said Preliminary Title Report, together with full copies of said Exceptions, within which to notify the Seller and the Escrow Holder, in writing, of Purchaser's reasonable disapproval of any Exceptions shown in said
     Title Report. Failure of Purchaser reasonably to disapprove any Exception(s) within the aforementioned time limit shall be deemed an approval of said Preliminary Title Report*. The Policy of Title Insurance shall be a standard coverage policy in the amount of the total purchase price and shall be paid for by Purchaser. *See Addendum A, Paragraph #1

4. In the event that the foregoing contingency or any contingency to this Contract has not been eliminated or satisfied within the time limits and pursuant to the provisions herein, unless Purchaser elects to waive the specific contingency by written notice to the Seller and to the Escrow Holder, the Contract resulting from Seller's acceptance hereof shall be deemed null and void, the deposit shall be returned to Purchaser and the escrow shall be cancelled.

5. Seller warrants that Seller has not received nor is Seller aware of any notification from any governmental authority having jurisdiction, requiring any work to be done on the Property. Seller further warrants that in the event any such notice or notices are received by Seller prior to the close of escrow and Seller is unable to or does not elect to perform the work required in said notice at Seller's sole cost and expense on or before the close of escrow, said notices shall be submitted to Purchaser for his examination and written approval. Should Purchaser fail to approve said notice and thereby elect not to acquire the Property subject to the effect of same, within five (5) days from the date Seller submits said notice to Purchaser, then this Contract shall be cancelled without further liability to either party, and all deposits returned to Purchaser.

6. Property taxes, rentals, premiums on fire insurance acceptable to Purchaser, interest on encumbrances, and operating or other expenses, if any, shall be prorated as of the date of close of escrow, and Seller shall pay the cost of any stamps to be attached to the deed or other similar fees or taxes in accordance with the requirements of any lawful authority. Any advance Tenant deposits or payments shall be prorated and credited accordingly to Purchaser. As to assessments, the information pertaining thereto shall be set forth in the aforementioned Preliminary Title Report and, if approved, Purchaser, at Purchaser's option, may either take title subject to the unpaid principal balance thereof with this sum to be credited towards the total purchase price and to apply towards the cash sum required to be paid through escrow or require Seller to remove said lien for assessments at the time of closing.

7. Purchaser reserves the right to take title to the subject property in a name or assignee other than shown above; provided, however, that such right shall not relieve Purchaser of his liabilities hereunder as a principal obligor.

8.   Purchaser shall have   30   days from February 28, 1994 within which
     to investigate the Property, its value, zoning, Property survey, Phase
     I Environmental report, environmental and building matters, its condition -- including, but not limited to the presence of asbestos, hazardous materials and underground storage tanks-and its suitability for Purchaser's intended use. Seller hereby warrants that to the best of its knowledge the premises described herein and the improvements thereon do not violate the applicable building or zoning regulations and that Seller is unaware of any material defect in the Property or improvements thereon with the exception of the following,
     to wit:    None  .  (If none -- so indicate.) If Purchaser gives written notice to Seller by 5:00 P.M. of the final date of the above-referenced period, of dissatisfaction with any of the referenced matters, and Seller and Purchaser have not entered into a mutually agreeable
     resolution of the matter by 5:00 P.M.   7   days thereafter, this
     Contract shall be deemed cancelled and Purchaser shall be entitled to return of deposit. If Purchaser fails to give written notice of dissatisfaction by 5:00 P.M. of the first-referenced period, then Purchaser's right to object to such matters shall be deemed waived and earnest money will not be refundable.

9. If there is any loss or damage to the Property between the date hereof and the date of closing of escrow, by reason of fire, vandalism, flood, earthquake or act of God, the risk of loss shall be on the Seller, provided, however, that if the cost of repairing such loss or damage would exceed 10 percent of the purchase price, (a) Purchaser may elect to cancel this Contract unless Seller agrees in writing to pay the cost of repairing all such loss or damage, and (b) Seller may elect to cancel this Agreement unless Purchaser agrees in writing either to accept the Property without offset or additional consideration or to pay the cost of repairing such loss or damage to the extent such cost would exceed 10 percent of the purchase price.

10.  NA

11. Any addendum or exhibit attached hereto and either signed or initialed by the parties shall be deemed a part hereof.

12.  Time is of the essence of this Contract.

13. The following shall apply in the event of default by either party under this Contract:

     (a)  IF PURCHASER IS IN DEFAULT (check one):

      X   Specific Performance/Damages

          Seller may elect to treat this Contract as cancelled, in which case all payments and things of value received hereunder shall be forfeited and retained by Seller, and Seller may recover such damages as may be proper, or Seller may elect to treat this Contract as being in full force and effect and Seller shall have the right to specific performance, or damages, or both.

          Liquidated Damages

          All payments and things of value received hereunder shall be forfeited by Purchaser and retained by Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection (c)) are SELLER'S SOLE AND ONLY REMEDY for Purchaser's failure to perform the obligations of this Contract. Seller expressly waives the remedies of specific performance and additional damages.

     (b)  IF SELLER IS IN DEFAULT:

          Purchaser may elect to treat this Contract as cancelled in which case all payments and things of value received hereunder shall be returned and Purchaser may recover such damages as may be proper, or Purchaser may elect to treat this Contract as being in full force and effect and Purchaser shall have the right to specific performance or damages, or both.

     (c)  COSTS AND EXPENSES:

          Anything to the contrary herein notwithstanding, in the event of any litigation or arbitration arising out of this Contract, the prevailing party shall be awarded all reasonable costs and expenses, including attorneys' fees and expert witness fees.

14.  Agency Disclosure

     Seller and Purchaser each warrant that they have dealt with no other
     real estate brokers in connection with this transaction except:    Lee
     & Associates Arizona (Matt Hobaica)  , who represents   Seller  , and
     Arizona Industrial Properties (Greg Hoyt)  , who represents   Buyer  .

15. Seller agrees to pay Broker a real estate brokerage commission for services rendered in effecting this sale, in the amount called for in Seller's contract with Broker for the sale of the Property, if any,
     and otherwise in the amount of   53,100.00   of the accepted sales
     price. This commission is earned as of the close of escrow. Sale proceeds sufficient to pay the commission are hereby assigned to Broker, and Escrow Holder is hereby instructed to pay said commission to Broker out of Seller's proceeds at the close of escrow. This instruction shall not be withdrawn or modified without Broker's written consent. Nothing contained herein shall negate any additional rights Broker may have under any other contract between Seller and Broker for the sale of the Property. The commission amount stated above shall be divided 50% to Lee & Associates Arizona and 50% to Arizona Industrial Properties.


16. In the event that Broker deems it necessary to file an interpleader action in court to resolve a dispute over the earnest money deposit referenced herein, Purchaser and Seller authorize Broker to draw the earnest money deposit an amount necessary to advance the legal fees and costs of bringing the interpleader action. The amount of deposit remaining after advancing those costs shall be interpleaded into court in accordance with state law. Purchaser and Seller further agree that the defaulting party shall pay any further court costs and reasonable attorney's fees incurred by Broker in bringing or being involved in such action.


17. The Foreign Investment in Real Property Tax Action ("FIRPTA"), IRC 1445, requires that every purchaser of U.S. real property must, unless an exemption applies, deduct and withhold from Seller's proceeds ten percent (10%) of the gross sales price. The primary exemptions which might be applicable are: (a) seller provides purchaser with an affidavit under penalty of perjury, that seller is not a "foreign person", as defined in FIRPTA, or (b) Seller provides purchaser with a "qualifying statement", as defined in FIRPTA, issued by the Internal Revenue Service. Seller and Purchaser agree to execute and deliver as appropriate, any instrument, affidavit and statement, and to perform any acts reasonably necessary to carry out the provisions of FIRPTA and regulations promulgated thereunder.


18.  In the event that this offer is not accepted by Seller on or before
     5   o'clock  p.m.,   February 28, , 19 94 , this offer shall become
     null and void, and the deposit made herewith shall be returned to Purchaser. Purchaser hereby agrees to purchase the above-described property for the price and upon the terms and conditions herein expressed. All tenders and notices required hereunder shall be made and given to either of the parties hereto at their respective addresses herein set forth. Purchaser hereby acknowledges receipt of a copy of this Contract.

19. The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

                                 Date:            February 1994
Accepted:                        Purchaser:    Solman Brothers Leasing,Inc.

                                    an Arizona Corporation

                                 a(n)
                                 By:           Jeff Solman

By:                              Title:        Secretary/Treasurer
                                 By:

                                 Title:
                                 Address:


The undersigned Seller hereby accepts this Contract and agrees to sell the Property to Purchaser for the price and on the terms and conditions set forth herein. Seller hereby acknowledges receipt of a copy of this Contract.
                                 Date:

                                 Seller:      Connecticut General Equity
                                     Properties I Limited Partnership

                                 a(n)
                                 By:         Stephen J. Olstein

                                 Title:      Authorized Agent
                                 By:

                                 Title:
                                 Address:     900 Cottage Grove Road

                                             Bloomfield, CT  06002


 CONSULT YOUR ADVISORS - This document has been prepared for approval by your attorney and financial advisor. No representation or recommendation is made by Broker as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney and financial advisor.

 In any real estate transaction, it is recommended that you consult with a professional, such as a civil engineer, industrial hygienist or other person with experience in evaluating the condition of property, including the possible presence of asbestos, hazardous materials and underground storage tanks.

                                 ADDENDUM A



1. Conveyance of Property - The property shall be conveyed to Purchaser at the Closing, with no exception shown on the title policy except as approved by Purchaser. However, delivery of a title insurance policy fully acceptable to Purchaser shall be only a condition of Closing and shall not be a covenant of Seller. Seller shall be under no obligation to clear any encumbrances from the title (except for monetary liens other than liens for current taxes not yet due) or to create any encumbrance on, or for the benefit of, the Property. If Seller does not deliver title in a form fully acceptable to Purchaser, then Purchaser's sole and exclusive remedy shall be to terminate the Purchase Agreement and have the Deposit returned. If Purchaser chooses not to terminate the Purchase Agreement, then Purchaser shall accept such title as Seller delivers without deduction of the Purchase Price.

2. Expenses - Each party shall bear its own legal expenses in connection with this transaction. Purchaser shall pay all standard coverage title insurance costs, Purchaser shall pay the costs for a property survey and a Phase I Environmental Report.

3. Physical Condition of the Property - Purchaser will acquire the Property "as is", with no repairs or improvements required of Seller.

4. Contingency - This Purchase Contract is contingent upon Seller's Investment Committee approval. Such approval shall be in writing and furnished to Escrow Agent within fifteen (15) days after the Purchaser has waived all their contingencies stated herein in writing to Seller. If Seller's Investment Committee does not approve of this transaction within the fifteen (15) day period then Seller shall reimburse Purchaser for the actual costs of the Preliminary Title Report, Phase I Environmental Report and the Property Survey and this purchase contract will become null and void.